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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                               STERIS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                               STERIS CORPORATION
            5960 Heisley Road  []  Mentor, Ohio 44060-1834  []  USA

TO OUR SHAREHOLDERS:

     The 1999 Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 22, 1999, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA. At the Annual Meeting, shareholders will be asked to elect two directors for terms running through the 2001 Annual Meeting. Management will also report on fiscal year 1999 results. We urge you to attend the meeting and to vote FOR the nominees for Director listed in the Proxy Statement.

     The formal notice of the meeting and the Proxy Statement containing information relative to the meeting follow this letter. We urge you to read the Proxy Statement carefully.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING TO ASSURE YOUR SHARES WILL BE VOTED. If you do attend the meeting, and the Board of Directors joins me in hoping that you will, there will be an opportunity to revoke your Proxy and to vote in person if you prefer.

                                            Sincerely,
                                        /s/ Bill R. Sanford
                                            BILL R. SANFORD
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

June 23, 1999

                               STERIS CORPORATION
            5960 Heisley Road  []  Mentor, Ohio 44060-1834  []  USA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 22, 1999

     The Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 22, 1999, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA, for the following purposes:

        1. To elect two directors to serve until the 2001 Annual Meeting;

        2. To receive the reports of officers; and

        3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 11, 1999, as the record date for determining shareholders entitled to notice of the meeting and to vote.

     The Company's integrated Annual Report to Shareholders and Form 10-K for the year ended March 31, 1999, is being mailed to shareholders with the Proxy Statement. The Proxy Statement accompanies this Notice.

                                            By Order of the Board of Directors

                                            /s/ David C. Dvorak
                                                DAVID C. DVORAK
                                                Secretary

June 23, 1999

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               STERIS CORPORATION
            5960 Heisley Road  []  Mentor, Ohio 44060-1834  []  USA

                                PROXY STATEMENT

                         ANNUAL MEETING, JULY 22, 1999

THE PROXY AND
SOLICITATION
                  This Proxy Statement is being mailed on or about June 23, 1999, to the shareholders of STERIS Corporation ("STERIS" or the "Company") of record as of the close of business on June 11, 1999 (the "Record Date"), in connection with the solicitation by the Board of Directors of the enclosed form of
Proxy for the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 22, 1999, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA. Pursuant to the Ohio General Corporation Law, a shareholder may revoke a writing appointing a Proxy either by giving notice to the Company in writing or in open meeting. The cost of soliciting the Proxies will be borne by the Company. STERIS has engaged a professional proxy solicitation firm, Georgeson & Company, Inc., to aid in the solicitation of Proxies, for whose services the Company will pay a fee of not more than $10,000.

VOTING
SECURITIES
                  The Company has 67,309,864 Common Shares outstanding and entitled to vote at the Annual Meeting, each of which is entitled to one vote. The Board of Directors has fixed the close of business on June 11, 1999, as the record date for determining the shareholders entitled to notice of the meeting and to vote. Under the Ohio General Corporation Law, the shares may be voted cumulatively in the election of directors if (a) notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight hours before the time fixed for holding the meeting that the shareholder desires the voting in the election to be cumulative and (b) an announcement of the giving of the notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving the notice. If voting in the election of directors is cumulative, each shareholder will have the right to cumulate the shareholder's votes and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or the shareholder may distribute the shareholder's votes on the same principle among two or more nominees. In the event of cumulative voting, the persons named in the enclosed Proxy will vote the shares represented by valid Proxies on a cumulative basis for the election of the nominees listed on page 3, allocating the votes among the nominees in accordance with their best judgment.

     Common Shares represented by properly executed Proxies will be voted in accordance with specifications made thereon. If no specification is made, Proxies will be voted FOR the election of the nominees named herein. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a director nominee or against the approval of a proposal, as each abstention or broker non-vote would be one less vote for a director nominee or for the approval of a proposal.

     Directors are elected and other actions are generally taken by a majority vote of those shareholders present or represented by Proxy at the Annual Meeting of Shareholders, provided that a quorum is present or represented at the meeting.

PURPOSES OF
ANNUAL MEETING
                  The Annual Meeting has been called for the purposes of (1) electing directors of the class whose term of office expires in 2001 and (2) transacting such other business as may properly come before the meeting.

     The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to elect as directors of Class I the two nominees listed on page 3.

ELECTION OF
DIRECTORS
                  STERIS has a classified board system, with the Board of Directors divided into two classes (Classes I and II), the members of which serve staggered two-year terms. The terms of the current Class I Directors expire at the 1999 Annual Meeting. Due to Mr. Magulski's appointment as Corporate Senior
Vice President of STERIS, he has decided not to stand for re-election to the Board of Directors. The Company has not yet identified a replacement for Mr. Magulski. Therefore, a vacancy will exist on the Board of Directors after the 1999 Annual Meeting. Both of the nominees for election at the 1999 Annual Meeting for the two remaining seats in Class I are incumbent members of the Board of Directors who were last elected by the shareholders at the 1997 Annual Meeting.

     The Board of Directors recommends a vote FOR the election of the two nominees listed on page 3. The Proxy cannot be voted for more than two nominees.

     The Board of Directors has no reason to believe that either of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

     The Company has no knowledge of any other matters to be presented for vote to the shareholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

OWNERSHIP OF
VOTING SECURITIES
                  The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company's Common Shares by each executive officer named below, director and nominee, and by all directors and executive officers as a group, each as of May 31, 1999.

                                                             NUMBER OF SHARES       PERCENT
                           NAME                             BENEFICIALLY OWNED     OF CLASS
                           ----                             -------------------    ---------
Bill R. Sanford(1)........................................       2,278,228            3.3%
Raymond A. Lancaster(2)(3)................................          58,378              *
Loyal W. Wilson(3)(4).....................................          93,358              *
J. B. Richey(3)...........................................         150,318              *
Jerry E. Robertson(3).....................................          53,478              *
Thomas J. Magulski(3)(5)..................................          80,334              *
Frank E. Samuel, Jr.(3)(5)................................          80,334              *
Michael A. Keresman, III(6)...............................         460,900              *
J. Lloyd Breedlove(7)(8)..................................           2,868              *
Paul A. Zamecnik(9).......................................         103,050              *
David C. Dvorak(7)(10)....................................          57,881              *
All directors and executive officers as a group
  (13 persons)(11)........................................       3,514,728            5.0%

---------------
   * Less than one percent

 (1) Includes 1,667,000 Common Shares subject to options that are exercisable within 60 days.

 (2) Includes 3,400 Common Shares held by Mr. Lancaster as custodian for his minor children and 2,000 Common Shares as to which Mr. Lancaster's wife has sole voting power and sole dispositive power.

 (3) Includes 50,000 Common Shares (46,000 Common Shares for Mr. Lancaster) subject to options that are exercisable within 60 days, which options were granted pursuant to the STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan (the "Directors Plan").

 (4) Includes 2,000 Common Shares as to which Mr. Wilson's wife has sole voting power and sole dispositive power.

 (5) Includes an additional 20,000 Common Shares subject to options that are exercisable within 60 days.

 (6) Includes 458,000 Common Shares subject to options that are exercisable within 60 days. Also includes 2,760 Common Shares held by the Keresman Family Trust, with regard to which Mr. Keresman has voting and dispositive control as trustee.

 (7) Common Shares owned by participants in the STERIS Corporation 401(k) Plan and Trust are reflected as of May 31, 1999, the most recent accounting available.

 (8) Mr. Breedlove retired effective April 2, 1999.

 (9) Includes 103,050 Common Shares subject to options that are exercisable within 60 days.

(10) Includes 57,500 Common Shares subject to options that are exercisable within 60 days.

(11) Includes 2,716,550 Common Shares subject to options that are exercisable within 60 days.

SECTION 16(a)
BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
                     Based on Company records and information, the Company believes that all Securities and Exchange Commission filing requirements applicable to directors and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended March 31, 1999, were complied with.

BOARD OF DIRECTORS
                  The following provides as to nominees and directors whose terms of office will continue after the Annual Meeting, the principal occupation and employment, age, the year in which each became a director of the Company, and directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

                   NOMINEES FOR TERMS EXPIRING AT THE ANNUAL
                      MEETING IN 2001 (CLASS I DIRECTORS)

     RAYMOND A. LANCASTER (age 53) joined the Company's Board of Directors in 1988. Since February 1995, Mr. Lancaster has held the position of Managing Partner of Kirtland Capital Partners II L.P., a middle market leveraged buy out partnership. From 1990 to 1994, Mr. Lancaster was Managing Director of Key Equity Capital Corporation, a wholly-owned subsidiary of KeyCorp. Mr. Lancaster is also currently a member of the Boards of Directors of PVC Container Corp. and Unifrax Corporation.

     J. B. RICHEY (age 62) joined the Company's Board of Directors in 1987. Since 1984, Mr. Richey has been Senior Vice President of Invacare Corporation, a provider of home healthcare medical equipment. Mr. Richey is also currently a member of the Boards of Directors of Invacare Corporation, Royal Appliance Manufacturing Company, and Unique Mobility, Inc.

                    CONTINUING DIRECTORS WHOSE TERMS EXPIRE
               AT THE ANNUAL MEETING IN 2000 (CLASS II DIRECTORS)

     JERRY E. ROBERTSON (age 66) joined the Company's Board of Directors in 1994. Dr. Robertson retired in March 1994 from 3M Company where he most recently served (since 1986) as Executive Vice President, Life Sciences Sector and Corporate Services and as a member of the Board of Directors. Dr. Robertson is also currently a member of the Boards of Directors of Haemonetics Corporation, Coherent, Inc., Cardinal Health, Inc., Medwave, Inc., and Choice Hotels International.

     FRANK E. SAMUEL, JR. (age 59) joined the Company's Board of Directors in 1992. Since February 1995, Mr. Samuel has been the President of the Edison BioTechnology Center, a business formation organization for the State of Ohio in the biotechnology, biomedical devices, and medical software fields. From January 1990 to February 1995, Mr. Samuel was an independent healthcare industry consultant. From February 1984 through December 1989, Mr. Samuel was President of the Health Industry Manufacturers Association, a national trade association representing medical technology manufacturers. Mr. Samuel is also currently a member of the Board of Directors of Protocol Systems, Inc.

     BILL R. SANFORD (age 55) has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since April 1, 1987. Mr. Sanford is also currently a member of the Board of Directors of KeyCorp, a financial services company.

     LOYAL W. WILSON (age 51) joined the Company's Board of Directors in 1987. Mr. Wilson has been a Managing Director of Primus Venture Partners, Inc., a private equity investment and management firm, since its inception in 1983. Mr. Wilson is also currently a member of the Board of Directors of Corinthian Colleges, Inc.

BOARD MEETINGS
AND COMMITTEES
                  During the fiscal year ended March 31, 1999, there were five meetings of the Company's Board of Directors. The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Company's entire Board of Directors nominate directors for election to the Board of Directors. The
Compensation Committee makes recommendations concerning salaries and other compensation for employees of and consultants to the Company and administers the Company's stock option and equity compensation plans. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. Messrs. Lancaster, Robertson, and Wilson are the current members of the Compensation Committee, and Messrs. Lancaster, Richey, and Samuel are the current members of the Audit Committee. During the fiscal year ended March 31, 1999, there were four meetings of the Compensation Committee and two meetings of the Audit Committee. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and all committees on which the director served.

COMPENSATION OF
EXECUTIVE OFFICERS
                  Shown below is information concerning the annual, long-term, and other compensation for services in all capacities to the Company for the fiscal years ended March 31, 1999, 1998, and 1997 of those persons who were, at March 31, 1999, (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                               ANNUAL           COMPENSATION
                                                            COMPENSATION           AWARDS
                                                        --------------------    ------------
         NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS(1)     OPTIONS(2)
         ---------------------------            ----    --------    --------    ------------
Bill R. Sanford...............................  1999    $466,249    $655,856      100,000
  Chairman of the Board, President,             1998     383,556     564,823      100,000
  and Chief Executive Officer                   1997     321,101     417,400      700,000
J. Lloyd Breedlove(3).........................  1999    $220,480    $146,794       50,000
  Senior Vice President                         1998     191,868     173,881       50,000
                                                1997     165,034     150,251      100,000
Michael A. Keresman, III......................  1999    $219,922    $140,760       50,000
  Senior Vice President and                     1998     191,544     185,773       50,000
  Chief Information Officer                     1997     160,241     147,508      110,000
Paul A. Zamecnik..............................  1999    $186,544    $ 96,616       40,000
  Vice President                                1998     154,045     104,408       20,000
                                                1997     111,300      73,154       25,000
David C. Dvorak...............................  1999    $166,412    $ 84,165       40,000
  Vice President, General Counsel,              1998     146,923      97,700       20,000
  and Secretary                                 1997      99,961      47,154       50,000

---------------

(1) Amounts are those awarded under the Management Incentive Compensation Plan or the Senior Executive Management Incentive Compensation Plan for the respective fiscal year.

(2) The number of Common Shares underlying options for the fiscal years ended 1997 through 1999 have been adjusted to reflect a 2-for-1 stock split by means of a 100% stock dividend on the Company's Common Shares that was effective August 24, 1998.

(3) Mr. Breedlove retired effective April 2, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Officers, the exercise of options to purchase the Company's Common Shares during the fiscal year ended March 31, 1999, and the year-end value of unexercised options to purchase the Company's Common Shares granted in the last fiscal year and in prior years and held by the Named Officers at March 31, 1999. All options were granted to the Named Officers under the Company's 1987 Amended and Restated Non-qualified Stock Option Plan, the Company's 1994 Equity Compensation Plan, or the Company's 1997 Stock Option Plan.

                                                                                            VALUE OF
                                                                                           UNEXERCISED
                                                                          NUMBER OF       IN-THE-MONEY
                                                                         UNEXERCISED       OPTIONS AT
                                                                         OPTIONS AT       FISCAL YEAR-
                                             SHARES                    FISCAL YEAR-END       END(2)
                                            ACQUIRED        VALUE       EXERCISABLE/      EXERCISABLE/
                  NAME                     ON EXERCISE   REALIZED(1)    UNEXERCISABLE     UNEXERCISABLE
                  ----                     -----------   -----------   ---------------   ---------------
Bill R. Sanford..........................        --              --       1,662,000/       $36,244,794/
                                                                            545,000          5,603,750
J. Lloyd Breedlove(3)....................    20,000      $  592,750         402,500/       $ 8,754,781/
                                                                            145,500          1,107,594
Michael A. Keresman, III.................    54,000      $1,678,831         395,500/       $ 8,346,687/
                                                                            152,500          1,208,125
Paul A. Zamecnik.........................     8,500      $  225,944          76,800/       $ 1,442,859/
                                                                             72,500            374,141
David C. Dvorak..........................        --              --          30,000/       $   372,969/
                                                                             80,000            454,844

---------------

(1) Excess of market price on date of exercise over exercise price.

(2) Excess of $26.625 (market price at fiscal year-end) over exercise price.

(3) Mr. Breedlove retired effective April 2, 1999.

OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth information with respect to the stock options granted to the Named Officers pursuant to either the Company's 1994 Equity Compensation Plan or the Company's 1997 Stock Option Plan during the fiscal year ended March 31, 1999.

                                                                                   POTENTIAL REALIZABLE
                                        % OF TOTAL                                   VALUE AT ASSUMED
                                         OPTIONS                                      RATES OF STOCK
                                        GRANTED TO                                 APPRECIATION OVER TEN
                                        EMPLOYEES     EXERCISE                       YEAR OPTION TERM
                            OPTIONS     IN FISCAL    PRICE PER     EXPIRATION     -----------------------
          NAME             GRANTED(1)      YEAR        SHARE          DATE            5%          10%
          ----             ----------   ----------   ---------   ---------------  ----------   ----------
Mr. Sanford..............   100,000       8.26%      $30.65625   August 27, 2008  $1,948,691   $4,950,444
Mr. Breedlove(2).........    50,000       4.13%      $30.65625   August 27, 2008  $  974,345   $2,475,222
Mr. Keresman.............    50,000       4.13%      $30.65625   August 27, 2008  $  974,345   $2,475,222
Mr. Zamecnik.............    40,000       3.31%      $30.65625   August 27, 2008  $  779,476   $1,980,177
Mr. Dvorak...............    40,000       3.31%      $30.65625   August 27, 2008  $  779,476   $1,980,177

---------------

(1) All of these options were granted as nonqualified options on July 27, 1998 under the Company's 1994 Equity Compensation Plan or the Company's 1997 Stock Option Plan. In general, options granted under these plans have and will vest in equal annual increments over a four-year period from the date of grant.

(2) Mr. Breedlove retired effective April 2, 1999.

     As of March 31, 1999, Mr. Sanford owed the Company $2,501,451.26 under a loan made in 1997 in connection with his exercise of certain stock options. The loan is evidenced by a full recourse promissory note, bears interest at the rate of 5.7% per annum, and is repayable in a lump sum on or before February 28, 2002.

BOARD
COMPENSATION
                  Each director who is not an employee of the Company is paid a retainer of $24,000 per year plus $1,000 for each Board meeting attended in excess of four meetings per year and $500 for each committee meeting attended in excess of two committee meetings per year. Under the Directors Plan, $14,000 of the annual retainer is paid in Restricted Common Shares and each director automatically receives a stock option for 10,000 of the Company's Common Shares at the beginning of each year of service on the Board. The Restricted Common Shares are subject to forfeiture if the director does not serve for a full year following grant of those shares. All directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

REPORT OF
COMPENSATION
COMMITTEE
                  The Board of Directors of the Company has delegated to the Compensation Committee responsibility for determining executive compensation. The Committee is comprised of three independent nonemployee directors who have no interlocking relationships with the Company as defined by the Securities and Exchange Commission.

     The Company has adopted, and the Compensation Committee has approved, a compensation policy for executives under which a significant portion of current compensation during each fiscal year is linked directly to the Company's performance in that year and a significant portion of total compensation is provided in the form of stock options, thereby linking total compensation to the long-term performance of the Company's Common Shares.

     The Compensation Committee has determined that this compensation policy will better enable the Company to attract and retain qualified individuals as executives and to motivate those individuals to perform to their highest abilities and work toward the achievement of annual performance goals that will increase shareholder value.

     The Company's Management Incentive Compensation Plan provides for payment of bonuses to participants if the Company achieves certain net revenue, operating income, and net income objectives set by the Board of Directors. For fiscal 1999, the Plan provided for target potential bonuses ranging from 20% to 100% of a participant's base salary. No incentive compensation is payable until the plan objectives are at least 80% achieved. Above this threshold, actual payouts are made as a percentage of target bonuses in direct proportion to achievement of plan objectives up to a maximum of 120% of target. Based upon the extent to which the Company achieved the net revenue and operating income objectives set by the Board of Directors for fiscal 1999, bonuses were paid at approximately 81% of target levels under the Management Incentive Compensation Plan to all executive officers.

     Effective July 27, 1998, in conjunction with a general adjustment of base salaries of all executive officers, the Compensation Committee set Mr. Sanford's base salary at $500,000 per annum. The Compensation Committee determined that this level of base salary was appropriate in view of the primary role played by Mr. Sanford in the management of the Company, the growth and increased size of the Company, and the financial performance of the Company. For fiscal 1999, based upon the extent to which the Company achieved the net revenue, operating income, and net income objectives set by the Board of Directors for that year for purposes of the Senior Executive Management Incentive Compensation Plan, Mr. Sanford was paid a bonus of $655,856.

     The Compensation Committee has developed a practice of considering the grant of options to key employees each year and has followed this practice in the case of Mr. Sanford. On July 27, 1998, in accordance with that practice and in recognition of Mr. Sanford's continuing efforts and success in leading the Company, the Compensation Committee granted to Mr. Sanford a nonqualified stock option to purchase 100,000 Common Shares at the then current market price of $30.65625 per share (as adjusted to reflect the 2-for-1 stock split on August 24, 1998). The Compensation Committee believes that both this most recent grant and the general practice of granting annual options to Mr. Sanford are appropriate in recognition of the continuing performance of the Company under his direction and as an additional incentive for continuing efforts by Mr. Sanford to enhance the value of the Company's Common Shares.

     Section 162(m) of the Code prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year that it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four other executive officers for whom proxy disclosure is required ("Covered Employees"). Compensation that is contingent on the attainment of performance goals is excluded from the deduction limit and is therefore deductible without regard to the $1 million limit. The Company's 1998 Long-Term Incentive Stock Plan and its Senior Executive Management Incentive Compensation Plan are designed so that compensation paid under those plans can qualify as performance-based compensation and therefore be excluded from the calculation of the $1 million limit. The general position of the Company with respect to Section 162(m) is that the Company will seek to qualify compensation paid to its executive officers in such a way as to satisfy the requirements of Section 162(m) where it appears to the Compensation Committee to be in the best interests of the Company to do so. However, from time to time there may be circumstances in which the Compensation Committee concludes that the best interests of the Company will be served by a compensation arrangement that does not satisfy those requirements and, in those circumstances, the Company may proceed without complying with the requirements of Section 162(m).

     In making its determinations as to the levels of salary, annual incentive compensation opportunity, and stock option grants to the various executive officers, the Compensation Committee considers compensation data from other companies gathered and analyzed by an independent compensation consultant. Taking into account that data, as well as the performance of the Company and its executive officers, and the need to provide competitive levels of compensation to retain and to motivate those executives to continue providing services to the Company, it is the judgment of the Compensation Committee that the compensation program described above and the levels of compensation paid to executive officers of the Company during fiscal 1999 are appropriate.

                                          Compensation Committee
                                          Board of Directors
                                            Raymond A. Lancaster
                                            Jerry E. Robertson
                                            Loyal W. Wilson

                            STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative performance for STERIS Corporation's Common Shares over the last five years compared with the performance of the Standard & Poor's 500 Index, the Standard & Poor's Midcap 400 Index, the Standard & Poor's Health Care Sector Index, and the Dow Jones Medical Supplies Index.

     The graph assumes $100 invested as of March 31, 1994 in each of the following: the Company's Common Shares, the Standard & Poor's 500 Index, the Standard & Poor's Midcap 400 Index, the Standard & Poor's Health Care Sector Index, and the Dow Jones Medical Supplies Index. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG STERIS CORPORATION, THE STANDARD & POOR'S 500 INDEX,
THE STANDARD & POOR'S MIDCAP 400 INDEX, THE STANDARD & POOR'S HEALTH CARE SECTOR
               INDEX, AND THE DOW JONES MEDICAL SUPPLIES INDEX


                                                                           STANDARD &          STANDARD &           DOW JONES
                                     STERIS            STANDARD &         POOR'S MIDCAP       POOR'S HEALTH         MEDICAL
                                   CORPORATION         POOR'S 500              400             CARE SECTOR          SUPPLIES
                                   -----------         ----------          -----------         -----------          ---------
3/94                                 100.00              100.00              100.00              100.00              100.00
3/95                                 170.00              116.00              108.00              141.00              146.00
3/96                                 255.00              153.00              139.00              208.00              181.00
3/97                                 207.00              183.00              154.00              253.00              231.00
3/98                                 460.00              271.00              230.00              406.00              303.00
3/99                                 453.00              321.00              222.00              522.00              362.00

* $100 INVESTED ON 3/31/94 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

2000
SHAREHOLDER
PROPOSALS
                  The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the next Annual Meeting of Shareholders is expected to be February 24, 2000. In the event, however, that the date of the 2000 Annual Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by the
Company a reasonable time before the solicitation in connection with the meeting is made.

     Additionally, a shareholder may submit a proposal for consideration at the next Annual Meeting of Shareholders, but not for inclusion in the Proxy Statement, if that proposal is submitted not less than 120 calendar days in advance of the anniversary of the previous year's annual meeting, which deadline, given a July 22, 1999 Annual Meeting, will be March 24, 2000. For a proposal to be properly requested by a shareholder to be brought before the Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of STERIS's Amended and Restated Regulations, not just the timeliness requirement described above.

INDEPENDENT
AUDITOR
                  Ernst & Young LLP has been appointed as the Company's independent auditor for the fiscal year ending March 31, 2000, pursuant to the recommendations of the Audit Committee of the Board of Directors. A representative of Ernst & Young is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended March 31, 1999.

ANNUAL REPORT
                  The integrated Annual Report and Form 10-K of the Company for the fiscal year ended March 31, 1999, which includes financial statements for the Company for the fiscal year then ended, is being mailed to each shareholder of record with this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ David C. Dvorak

                                              DAVID C. DVORAK
                                              Secretary

June 23, 1999

PROXY                                                                      PROXY
                               STERIS CORPORATION
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
At the Annual Meeting of Shareholders of the Company to be held on July 22, 1999, and at any adjournment thereof, Bill R. Sanford, Frank E. Samuel, Jr., and Loyal W. Wilson, and each of them, with full power of substitution in each (the "Proxies"), are hereby authorized to represent me and to vote my shares on the following:

Electing directors of a class to serve for a two-year term of office expiring at the Company's 2001 Annual Meeting of Shareholders ("Class I" Directors). The nominees of the Board of Directors for Class I are: Raymond A. Lancaster and J.B. Richey.

THE BOARD OF DIRECTORS RECOMMENDS TO ELECT AS CLASS I DIRECTORS THE NOMINEES LISTED ABOVE.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT AS CLASS I DIRECTORS THE NOMINEES LISTED ABOVE. SEE REVERSE SIDE.

                                                       (change of address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side.)


 ...............................................................................

             -              FOLD AND DETACH HERE               -
PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                               STERIS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                     FOR   WITHHELD  FOR ALL
                                                     ALL      ALL    EXCEPT:

1. Election of Directors
 Director Nominees:                                  [ ]      [ ]     [ ]
 ------------------
 Raymond A. Lancaster and J. B. Richey.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE ABOVE NOMINEES.
                                                                               Attend Meeting                             [ ]

--------------------------------------------
 Nominee Exception
                                                                               Change of Address            [ ]


                                                                               In their discretion, the Proxies are
                                                                               authorized to vote upon such other
                                                                               business as may properly come before the
                                                                               meeting or at any adjournment thereof and
                                                                               matters incident to the conduct of the
                                                                               meeting.


                                                                                         Date:                              , 1999
                                                                                               -----------------------------

                                                                                         -----------------------------------------
                                                                                         Signature(s)

                                                                                         -----------------------------------------
                                                                                         Signature(s)

                                                                                 NOTE: Please sign exactly as name appears hereon.
                                                                                       Joint owners should each sign. When signing
                                                                                       as attorney, executor, administrator,
                                                                                       trustee or guardian, please give full title
                                                                                       as such.


 ...............................................................................
                -           FOLD AND DETACH HERE            -


PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                 DIRECTION FORM
                               STERIS CORPORATION
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22, 1999
    INSTRUCTIONS FOR VOTING SHARES HELD BY KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE UNDER THE STERIS CORPORATION 401(k) PLAN AND TRUST (THE "PLAN")

Pursuant to the Plan, I hereby direct Key Trust Company of Ohio, N.A., as Trustee, to vote in person or by proxy all Common Shares of the Company credited to my stock fund account under the Plan at the Annual Meeting of Shareholders of the Company to be held on July 22, 1999, and at any adjournment thereof, as specified, on all matters coming before said meeting.

Electing directors of a class to serve for a two-year term of office expiring at the Company's 2001 Annual Meeting of Shareholders ("Class I" Directors). The nominees of the Board of Directors for Class I are: Raymond A. Lancaster and J.
B. Richey.

THE BOARD OF DIRECTORS RECOMMENDS TO ELECT AS CLASS I DIRECTORS THE NOMINEES LISTED ABOVE.

IF THE TRUSTEE DOES NOT RECEIVE YOUR INSTRUCTIONS FOR VOTING, IT WILL VOTE THE SHARES CREDITED TO YOUR STOCK FUND ACCOUNT IN THE SAME PROPORTION AS IT VOTES THOSE SHARES WITH RESPECT TO WHICH IT DOES RECEIVE VOTING INSTRUCTIONS REGARDING THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SEE REVERSE SIDE.

DIRECTION FORMS MUST ARRIVE AT THE OFFICES OF HARRIS TRUST AND SAVINGS BANK, THE TABULATING AGENT, NO LATER THAN 5:00 P.M. EASTERN DAYLIGHT-SAVING TIME ON JULY 16, 1999, FOR TABULATION.


 ...............................................................................

                 -           FOLD AND DETACH HERE           -

   PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                               STERIS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                     FOR   WITHHELD  FOR ALL
                                                     ALL      ALL    EXCEPT:

1. Election of Directors
 Director Nominees:                                  [ ]   [ ]       [ ]
 ------------------
 Raymond A. Lancaster and J. B. Richey.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE ABOVE NOMINEES.

                                                                              Attend Meeting                             [ ]


--------------------------------------------
 Nominee Exception
                                                                               In its discretion, the Trustee is authorized to
                                                                               vote upon such other business as may properly
                                                                               come before the meeting or at any adjournment
                                                                               thereof and matters incident to the conduct of
                                                                               the meeting.


                                                                                          Date:                              , 1999
                                                                                                -----------------------------


                                                                                          -----------------------------------------
                                                                                          Signature(s)

                                                                                          -----------------------------------------
                                                                                          Signature(s)

                                                                                    NOTE: Please sign exactly as name appears
                                                                                          hereon. Joint owners should each sign.
                                                                                          When signing as attorney, executor,
                                                                                          administrator, trustee or guardian,
                                                                                          please give full title as such.



 ...............................................................................
               -           FOLD AND DETACH HERE               -
   PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE
                               ENCLOSED ENVELOPE.